Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

                                                                   EXHIBIT 10.12


                                August 15, 1998

Vignette Corporation
3410 Far West Boulevard, Suite 300
Austin, Texas 78731
Attention: Greg Peters

     RE: Letter Amendment to "Prism" Development and Marketing Agreement between Vignette Corporation ("Vignette") and CNET, Inc. ("CNET"), dated as of July 19, 1996, as amended (the "Agreement")

Dear Greg:

     As we have discussed, CNET and National Broadcasting Company, Inc. ("NBC") have agreed to form a separate joint venture entity to operate the Snap! Internet portal service (the "Snap Service"), which is currently operated as a division of CNET. Initially, the joint venture will be owned 81% by CNET and 19% by NBC Multimedia, Inc., which is a wholly-owned subsidiary of NBC, but NBC Multimedia, Inc. will have an option to acquire majority ownership of the joint venture.

     Legally, our transaction with NBC will involve the creation of a limited liability company, Snap! LLC (the "LLC"), and a contribution of Snap assets from CNET into the LLC. This transaction is expected to close on or around June 30, 1998 (the "Closing"). In order to avoid any ambiguity concerning the application of the Agreement to the LLC, we are asking you to execute this Letter Amendment to indicate your agreement to the provisions set forth below. Capitalized terms used in this Letter Amendment that are not otherwise defined have the meanings given to such terms in the Agreement.

     1.   Snap Site.  The "Snap Site" means (a) the default version of the Snap
          ---------
Service, which is currently accessible through "http://www.snap.com" and includes all URL's that begin with the prefix "http://www.snap.com" (the "Default Edition"); (b) any co-branded editions of the foregoing that contain substantially the same content and features as the Default Edition and are developed for third party distribution partners, for example URL's that begin with the prefix "http://mci.snap.com"; and (c) any successors to or replacements of the foregoing (as long as all such sites contain substantially the same contents and features). The Snap Site may be operated from one or more servers, including servers operated on behalf of the LLC by third parties, provided the LLC remains responsible for the content hosted by the servers.

     2.   Snap Internal Use.  Effective upon the Closing, and subject to CNET's
          -----------------
execution of the assignment of Patent Rights as specified in Section 6(a) of this Letter Agreement, any Use of Intellectual Property by the LLC for internal development purposes or for internal production purposes in connection with the Snap Site ("Snap Internal Use") will constitute "Internal Use" at a single Internet site for purposes of the Agreement. Accordingly, effective upon the
Closing:

          (a) the LLC will be entitled to Use the Systems in object code form only pursuant to the perpetual, non-exclusive, royalty-free license granted to CNET in Section 4.2(a) of the

     Agreement, but only for Snap Internal Use, and the LLC will be entitled to enforce such rights directly against Vignette, as if the LLC were a party to the Agreement; and

          (b) subject to the other terms and conditions of this Letter Amendment, the LLC shall not be required to pay license fees or other royalties to Vignette in respect of the rights to Use the Systems granted hereunder; and

          (c)  the LLC hereby grants to Vignette the license described in
     Section 4.1(b) of the Agreement (as amended) and the related rights described in Section 4.2(c) of the Agreement, and Vignette will be entitled to enforce such rights directly against the LLC, as if the LLC were a party to the Agreement; and

          (d) the LLC hereby agrees to be bound by the confidentiality provisions set forth in Section 11 of the Agreement, and Vignette will be entitled to enforce such provisions directly against the LLC, as if the LLC were a party to the Agreement.

     3.   Limitations on Use.  Notwithstanding any contrary provisions of the
          ------------------
Agreement or this Letter Amendment, the LLC will not have the right to receive or Use the source code for the Systems (the "Source Code"), but CNET will have the right to Use the Source Code (to the full extent permitted under the Agreement) for the benefit of the LLC and to deliver to the LLC object code versions of any Derivatives of the Systems developed by CNET for the LLC, and the LLC will have the right to Use the object code versions of such Derivatives for Snap Internal Use as contemplated by Section 2(a) of this Letter Amendment. The intention of the parties in providing such rights is to allow the LLC to engage CNET to modify or improve the Systems if the prioritized needs of the LLC for Snap Internal Use are inconsistent with standard System features and Vignette's development schedule. Alternatively, if Vignette and the LLC agree, the LLC may engage Vignette to perform any necessary modifications or improvements to the Source Code. The LLC will use commercially reasonable efforts to plan for a transition to commercially available versions of the Systems (or other software systems) on or before the Minority Ownership Date (as defined below) and to limit, to the extent commercially reasonable, any modifications to the Source Code and any use of customized versions of the Systems after the Minority Ownership Date.

     4.   Required Payments after the Minority Ownership Date.
          ---------------------------------------------------

          (a) The date on which CNET first owns less than 50% of the outstanding equity interests in the LLC is referred to as the "Minority Ownership Date."

          (b) Any Systems that the LLC is using immediately prior to the Minority Ownership Date and that the LLC desires to continue using after the Minority Ownership Date are referred to as the "Selected Systems"; provided that (i) the Selected Systems will include only Vignette's "StoryServer" Systems and any successors thereto and (ii) the Selected Systems must be sized in a manner that is fair and reasonable to Vignette and to the LLC in light of the scope of the LLC's operations on the Minority Ownership Date. Within 30 days after the Minority Ownership Date, the LLC will notify Vignette of the proposed Selected Systems, to include the number of copies, the number of servers, the location of the servers, the URL's hosted, and the number of pages served per day. At Vignette's request, which must be delivered within 15 days after such notice, CNET, the LLC and Vignette will cooperate reasonably and in good faith to examine the configuration of the Selected Systems in light of the operations of the LLC and to determine whether such sizing is fair and reasonable for the LLC's scope of operations. Absent a contrary agreement between the LLC and Vignette, if the sizing and use of the Selected Systems is within

     15% of Vignette's standard published guidelines for sizing and use of installations of similar Systems on similar sites, then the Selected Systems will be considered fair and reasonable for purposes of this paragraph.

          (c)  The LLC's license to Use the Selected Systems, as contemplated by
     Section 2(a) of this Letter Amendment, will continue after the Minority Ownership Date on a royalty-free basis, but the LLC will be required to pay for any incremental licenses associated with increases in the size of the Selected Systems after the Minority Ownership Date. In calculating the incremental license fees, it will be assumed that the LLC has paid cash for one or more full license(s) to the Selected Systems. Pricing for such incremental license will be at least as favorable as the most favorable terms then being offered by Vignette to any similarly situated end user customer with respect to similar Systems, based on similar volumes and usage profiles.

          (d) Beginning on the Minority Ownership Date, the LLC will be required to purchase a contract for support, maintenance and update services (a "Support Contract") for the Selected Systems and, to the extent applicable, any incremental licenses associated with increased sizing for the Selected Systems, or else the LLC will not be entitled to receive any such support, maintenance or update services from Vignette. Pricing and other terms applicable to any such Support Contract will be at least as favorable as the most favorable terms then being offered by Vignette to any similarly situated end user customer with respect to the Selected Systems, which will be determined by (a) calculating the most favorable price then being offered by Vignette for the same or similar products as those comprising the Selected Systems (and such incremental licenses) and (b) applying the most favorable percentage then being offered by Vignette for support, maintenance and update services for the Selected Systems. Volume discounts or other promotions or incentives shall apply to the LLC, and to the calculation of pricing and percentages described above in this Section 4(d), as they apply to other Vignette customers.

     5.   Source Code Escrow.  At the LLC's request, Vignette will deliver into
          ------------------
escrow a current copy of the Source Code and related documentation. Vignette will choose the escrow agent, and the retention and release of the Source Code and related documentation will be governed by a standard software escrow agreement reasonably acceptable to both parties and the escrow agent, substantially in the form attached hereto as Attachment 1 (the "Escrow Agreement"). Upon release, pursuant to the terms of the Escrow Agreement, the LLC will have a royalty-free license to use the Source Code and related documentation for Snap Internal Use only. Following the initial creation of the escrow for the Source Code and related documentation, Vignette will update the escrowed Source Code and documentation at least four times each year until termination of the Escrow Agreement. Vignette will pay the setup and base maintenance fees charged by the escrow agent, and the LLC will pay the per-beneficiary fees charged by the escrow agent for escrow of the Source Code and related documentation as contemplated by this paragraph and the Escrow Agreement.

     6.   Patent Assignment and License Back.
          ----------------------------------

          (a) Within 5 business days following execution of this Letter Amendment by Vignette, CNET will assign to Vignette all of its rights with respect to the "Patent", U.S. Patent No. 5,740,430, issued 4/14/98, "Method and apparatus for server-independent caching of dynamically-generated customized pages" (the "Patent Rights") by fully executing and having notarized an assignment of patent rights in the form attached hereto as Attachment 2.

***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

          (b) Subject to CNET's execution of the assignment of patent rights in the form attached hereto as Attachment 1, Vignette grants to CNET and to the LLC a non-exclusive, royalty-free license to Use the inventions claimed in the Patent for CNET's and the LLC's Internal Use only and only in connection with the Use of the Systems as permitted herein and in the Agreement, without the right to sublicense any such rights to others. The licenses granted in this Section 6(b) shall be for the full term of the Patent.

          (c) Vignette shall have no obligation to defend any claim or suit, or to hold harmless or immune or to indemnify against any loss, cost, expense, payment or damage, arising from any allegation of infringement or violation of any patent right or other right or alleged right of a third party by reason of CNET's and/or the LLC's manufacture, use or sale of any invention or inventions claimed in the Patent.

     7.   Advertising on NEWS.COM.  CNET will make available to Vignette
          -----------------------
***** worth of banner advertising on CNET's NEWS.COM Internet site during the third calendar quarter of 1998. In valuing and placing such advertising, CNET will treat Vignette in a manner no less favorable than provided to any advertiser who pays ***** in cash for similar advertising. Such banner advertising will be provided subject to CNET's standard advertising terms and conditions, and Vignette will be responsible for supplying the creative materials related to such advertising by August 16, 1998.

     8.   Promotional Assistance.
          ----------------------

          (a) The LLC will provide a product testimonial related to the Systems and will allow Vignette to use such testimonial in its marketing materials, subject to the LLC's prior review and approval of the form of such use, which will not be unreasonably withheld.

          (b) NBC Multimedia, Inc. will use commercially reasonable efforts to arrange a marketing "pitch" meeting between representatives of Vignette and representatives of US Web.

     9.   Termination.  No termination of the Agreement by Vignette pursuant to
          -----------
Section 8 of the Agreement with respect to CNET will affect the LLC's rights, and no termination of the Agreement by Vignette pursuant to Section 8 of the Agreement with respect to the LLC will affect CNET's rights. No termination of the Agreement by CNET pursuant to Section 8 of the Agreement will affect Vignette's rights as they relate to the LLC.

     10.  Assignment.  The LLC may not transfer, assign or sublicense any of its
          ----------
rights under the Agreement (as amended hereby) without the prior written consent of Vignette, which consent will not be unreasonably withheld, except to an entity that is more than 50% owned and controlled by NBC.

     11.  No Implication.  The parties agree that this Letter Amendment is
          --------------
intended to cover a unique situation involving the Snap Site and the projected changes in ownership and control of the LLC. Execution of this Letter Amendment by Vignette shall not imply that any other entity except those that are at least 50% owned and controlled by CNET may use the Systems pursuant to the license granted in Section 4.2 of the Agreement.

     This Letter Amendment constitutes an amendment to the Agreement to the extent necessary to effectuate the foregoing. Except as otherwise expressly provided in this Letter Amendment, the Agreement will remain in full force and effect in accordance with its terms. At the LLC's request, CNET, the LLC and Vignette will negotiate reasonably and in good faith to prepare, execute and deliver two separate agreements to replace the Agreement, one of which will govern the respective rights and obligations of the LLC and Vignette and the other of which will govern the respective rights and obligations of CNET and Vignette, in each case on the terms set forth in the Agreement (as amended hereby).

     Please sign this Letter Amendment in the space provided below to indicate your agreement with the foregoing and fax a copy of the signed Letter Amendment to me at (415) 395-9330.

     If you have any questions, please do not hesitate to contact me at (415) 395-7805, extension 4144. We look forward to our continued business relationship.

                                    Very truly yours,

                                    CNET, INC.

                                    By:    ____________________________
                                           Tom Melcher,
                                           General Manager, Snap!

                                    SNAP! LLC

                                    By:    ______________________
                                    Name:  ______________________
                                    Title: ______________________


Consented and Agreed:

VIGNETTE CORPORATION

By:    ________________________
Name:  ________________________
Title: ________________________
Date:  ________________________


Executed by NBC Multimedia, Inc. solely for purposes of agreeing to Section 8(b) of this Letter Amendment:

NBC MULTIMEDIA, INC.

By:    ________________________
Name:  ________________________
Title: ________________________
Date:  ________________________

                                 ATTACHMENT 1

                          PREFERRED ESCROW AGREEMENT

                     Account Number ______________________


This Agreement is effective __________________, 1998 among Data Securities International, Inc. ("DSI"), Vignette Corporation ("Depositor") and Snap! LLC ("Preferred Beneficiary"), who collectively may be referred to in this Agreement as "the parties."

A. Depositor and Preferred Beneficiary have entered or will enter into a license agreement regarding certain proprietary technology of Depositor (referred to in this Agreement as "the license agreement").

B. Depositor desires to avoid disclosure of its proprietary technology except under certain limited circumstances.

C. The availability of the proprietary technology of Depositor is critical to Preferred Beneficiary in the conduct of its business and, therefore, Preferred Beneficiary needs access to the proprietary technology under certain limited circumstances.

D. Depositor and Preferred Beneficiary desire to establish an escrow with DSI to provide for the retention, administration and controlled access of the proprietary technology materials of Depositor.

E. The parties desire this Agreement to be supplementary to the license agreement pursuant to 11 United States Code, Section 365(n).


ARTICLE 1  --  DEPOSITS

1.1  Obligation to Make Deposit.  Upon the signing of this Agreement by the
     --------------------------
parties, Depositor shall deliver to DSI the proprietary information and other materials ("deposit materials") required to be deposited by the license agreement or, if the license agreement does not identify the materials to be deposited with DSI, then such materials will be identified on an Exhibit A. If Exhibit A is applicable, it is to be prepared and signed by Depositor and Preferred Beneficiary. DSI shall have no obligation with respect to the preparation, signing or delivery of Exhibit A.

1.2  Identification of Tangible Media.  Prior to the delivery of the deposit
     --------------------------------
materials to DSI, Depositor shall conspicuously label for identification each document, magnetic tape, disk, or other tangible media upon which the deposit materials are written or stored. Additionally, Depositor shall complete Exhibit B to this Agreement by listing each such tangible media by the item label description, the type of media and the quantity. The Exhibit B must be signed by Depositor and delivered to DSI with the deposit materials. Unless and until Depositor makes the initial deposit with DSI, DSI shall have no obligation with respect to this Agreement, except the obligation to notify the parties regarding the status of the deposit account as required in Section 2.2 below.

1.3  Deposit Inspection.  When DSI receives the deposit materials and the
     ------------------
Exhibit B, DSI will conduct a deposit inspection by visually matching the labeling of the tangible media containing the deposit materials to the item descriptions and quantity listed on the Exhibit B. In addition to the deposit inspection, Preferred Beneficiary may elect to cause a verification of the deposit materials in accordance with Section 1.6 below.

1.4  Acceptance of Deposit.   At completion of the deposit inspection, if DSI
     ---------------------
determines that the labeling of the tangible media matches the item descriptions and quantity on Exhibit B, DSI will date and sign the Exhibit B and mail a copy thereof to Depositor and Preferred Beneficiary. If DSI determines that the labeling does not match the item descriptions or quantity on the Exhibit B, DSI will (a) note the discrepancies in writing on the Exhibit B; (b) date and sign the Exhibit B with the exceptions noted; and (c) provide a copy of the Exhibit B to Depositor and Preferred Beneficiary. DSI's acceptance of the deposit occurs upon the signing of the Exhibit B by DSI. Delivery of the signed Exhibit B to Preferred Beneficiary is Preferred Beneficiary's notice that the deposit materials have been received and accepted by DSI.

1.5  Depositor's Representations.  Depositor represents as follows:
     ---------------------------

     a. Depositor lawfully possesses all of the deposit materials deposited with DSI;

     b. With respect to all of the deposit materials, Depositor has the right and authority to grant to DSI and Preferred Beneficiary the rights as provided in this Agreement;

     c. The deposit materials are not subject to any lien or other encumbrance;

     d. The deposit materials consist of the proprietary information and other materials identified either in the license agreement or Exhibit A, as the case may be; and

     e. The deposit materials are readable and useable in their current form or, if the deposit materials are encrypted, the decryption tools and decryption keys have also been deposited.

1.6  Verification.  Preferred Beneficiary shall have the right, at Preferred
     ------------
Beneficiary's expense, to cause a verification of any deposit materials. A verification determines, in different levels of detail, the accuracy, completeness, sufficiency and quality of the deposit materials. If a verification is elected after the deposit materials have been delivered to DSI, then only DSI, or at DSI's election an independent person or company selected and supervised by DSI, may perform the verification.

1.7  Deposit Updates.  Unless otherwise provided by the license agreement,
     ---------------
Depositor shall update the deposit materials within 60 days of each release of a new version of the product which is subject to the license agreement. Such updates will be added to the existing deposit. All deposit updates shall be listed on a new Exhibit B and the new Exhibit B shall be signed by Depositor. Each Exhibit B will be held and maintained separately within the escrow account. An independent record will be created which will document the activity for each Exhibit B. The processing of all deposit updates shall be in accordance with Sections 1.2 through 1.6 above. All references in this Agreement to the deposit materials shall include the initial deposit materials and any updates.

1.8  Removal of Deposit Materials.  The deposit materials may be removed and/or
     ----------------------------
exchanged only on written instructions signed by Depositor and Preferred Beneficiary, or as otherwise provided in this Agreement.


ARTICLE 2  -- CONFIDENTIALITY AND RECORD KEEPING

2.1  Confidentiality.  DSI shall maintain the deposit materials in a secure,
     ---------------
environmentally safe, locked facility which is accessible only to authorized representatives of DSI. DSI shall have the obligation to reasonably protect the confidentiality of the deposit materials. Except as provided in this Agreement, DSI shall not disclose, transfer, make available, or use the deposit materials. DSI shall not disclose the content of this Agreement to any third party. If DSI receives a subpoena or other order of a court or other judicial tribunal pertaining to the disclosure or release of the deposit materials, DSI will immediately notify the parties to this Agreement. It shall be the responsibility of Depositor and/or Preferred Beneficiary to challenge any such order; provided, however, that DSI does not waive its rights to present its position with respect to any such order. DSI will not be required to disobey any court or other judicial tribunal order. (See Section 7.5 below for notices of requested orders.)

2.2  Status Reports.  DSI will issue to Depositor and Preferred Beneficiary a
     --------------
report profiling the account history at least semi-annually. DSI may provide copies of the account history pertaining to this Agreement upon the request of any party to this Agreement.

2.3  Audit Rights.  During the term of this Agreement, Depositor and Preferred
     ------------
Beneficiary shall each have the right to inspect the written records of DSI pertaining to this Agreement. Any inspection shall be held during normal business hours and following reasonable prior notice.


ARTICLE 3  --  GRANT OF RIGHTS TO DSI

3.1  Title to Media.  Depositor hereby transfers to DSI the title to the media
     --------------
upon which the proprietary information and materials are written or stored. However, this transfer does not include the ownership of the proprietary information and materials contained on the media such as any copyright, trade secret, patent or other intellectual property rights.

3.2  Right to Make Copies.  DSI shall have the right to make copies of the
     --------------------
deposit materials as reasonably necessary to perform this Agreement. DSI shall copy all copyright, nondisclosure, and other proprietary notices and titles contained on the deposit materials onto any copies made by DSI. With all deposit materials submitted to DSI, Depositor shall provide any and all instructions as may be necessary to duplicate the deposit materials including but not limited to the hardware and/or software needed.

3.3  Right to Transfer Upon Release. Depositor hereby grants to DSI the right to
     ------------------------------
transfer the deposit materials to Preferred Beneficiary upon any release of the deposit materials for use by Preferred Beneficiary in accordance with Section
4.5. Except upon such a release or as otherwise provided in this Agreement, DSI shall not transfer the deposit materials.

ARTICLE 4  -- RELEASE OF DEPOSIT

4.1  Release Conditions.  As used in this Agreement, "Release Conditions" shall
     ------------------
mean the existence of any one or more of the following circumstances:

     a. Depositor's failure in a material respect to carry out obligations imposed on it pursuant to the license agreement, which failure remains uncorrected for more than thirty (30) days;

     b. Depositor files a petition in bankruptcy, makes an assignment for the benefit of creditors or generally ceases to pay its debts when they are due;

     c. Depositor has filed against it a bankruptcy proceeding that is not dismissed within 60 days after its commencement;

     d.   Depositor ceases to conduct material business operations; or

     e. Depositor's entry of an order of relief under Chapter 7 of Title 11 of the United States Code.

4.2  Filing For Release.  If Preferred Beneficiary believes in good faith that a
     ------------------
Release Condition has occurred, Preferred Beneficiary may provide to DSI written notice of the occurrence of the Release Condition and a request for the release of the deposit materials. Upon receipt of such notice, DSI shall provide a copy of the notice to Depositor, by certified mail, return receipt requested, or by commercial express mail.

4.3  Contrary Instructions.  From the date DSI mails the notice requesting
     ---------------------
release of the deposit materials, Depositor shall have ten business days to deliver to DSI Contrary Instructions. "Contrary Instructions" shall mean the written representation by Depositor that a Release Condition has not occurred or has been cured. Upon receipt of Contrary Instructions, DSI shall send a copy to Preferred Beneficiary by certified mail, return receipt requested, or by commercial express mail. Additionally, DSI shall notify both Depositor and Preferred Beneficiary that there is a dispute to be resolved pursuant to the Dispute Resolution section (Section 7.3) of this Agreement. Subject to Section 5.2, DSI will continue to store the deposit materials without release pending
(a) joint instructions from Depositor and Preferred Beneficiary; (b) resolution pursuant to the Dispute Resolution provisions; or (c) order of a court.

4.4  Release of Deposit.  If DSI does not receive Contrary Instructions from the
     ------------------
Depositor, DSI is authorized to release the deposit materials to the Preferred Beneficiary or, if more than one beneficiary is registered to the deposit, to release a copy of the deposit materials to the Preferred Beneficiary. However, DSI is entitled to receive any fees due DSI before making the release. This Agreement will terminate upon the release of the deposit materials held by DSI.

4.5  Right to Use Following Release.  Unless otherwise provided in the license
     ------------------------------
agreement, upon release of the deposit materials in accordance with this Article 4, Preferred Beneficiary shall have the right to use the deposit materials for the sole purpose of continuing the benefits afforded to Preferred Beneficiary by the license agreement. Preferred Beneficiary shall be obligated to maintain the confidentiality of the released deposit materials.

ARTICLE 5  --  TERM AND TERMINATION

5.1  Term of Agreement.  The initial term of this Agreement is for a period of
     -----------------
one year. Thereafter, this Agreement shall automatically renew from year-to-year unless (a) Depositor and Preferred Beneficiary jointly instruct DSI in writing that the Agreement is terminated; or (b) the Agreement is terminated by DSI for nonpayment in accordance with Section 5.2. If the deposit materials are subject to another escrow agreement with DSI, DSI reserves the right, after the initial one year term, to adjust the anniversary date of this Agreement to match the then prevailing anniversary date of such other escrow arrangements.

5.2  Termination for Nonpayment.  In the event of the nonpayment of fees owed to
     --------------------------
DSI, DSI shall provide written notice of delinquency to all parties to this Agreement. Any party to this Agreement shall have the right to make the payment to DSI to cure the default. If the past due payment is not received in full by DSI within one month of the date of such notice, then DSI shall have the right to terminate this Agreement at any time thereafter by sending written notice of termination to all parties. DSI shall have no obligation to take any action under this Agreement so long as any payment due to DSI remains unpaid.

5.3  Disposition of Deposit Materials Upon Termination.  Upon termination of
     -------------------------------------------------
this Agreement by joint instruction of Depositor and Preferred Beneficiary, DSI shall destroy, return, or otherwise deliver the deposit materials in accordance with Depositor's instructions. Upon termination for nonpayment, DSI may, at its sole discretion, destroy the deposit materials or return them to Depositor. DSI shall have no obligation to return or destroy the deposit materials if the deposit materials are subject to another escrow agreement with DSI.

5.4  Survival of Terms Following Termination.  Upon termination of this
     ---------------------------------------
Agreement, the following provisions of this Agreement shall survive:

     a.   Depositor's Representations (Section 1.5);

     b. The obligations of confidentiality with respect to the deposit materials;

     c. The rights granted in the sections entitled Right to Transfer Upon Release (Section 3.3) and Right to Use Following Release (Section 4.5), if a release of the deposit materials has occurred prior to termination;

     d.   The obligation to pay DSI any fees and expenses due;

     e.   The provisions of Article 7; and

     f. Any provisions in this Agreement which specifically state they survive the termination or expiration of this Agreement.


ARTICLE 6  --  DSI'S FEES

6.1  Fee Schedule.  DSI is entitled to be paid its standard fees and expenses
     ------------
applicable to the services provided. DSI shall notify the party responsible for payment of DSI's fees at least 90 days prior to any increase in fees. For any service not listed on DSI's standard fee schedule, DSI will provide a quote prior to rendering the service, if requested.

6.2  Payment Terms.  DSI shall not be required to perform any service unless
     -------------
the payment for such service and any outstanding balances owed to DSI are paid in full. All other fees are due upon receipt of invoice. If invoiced fees are not paid, DSI may terminate this Agreement in accordance with Section 5.2. Late fees on past due amounts shall accrue at the rate of one and one-half percent per month (18% per annum) from the date of the invoice.


ARTICLE 7  --  LIABILITY AND DISPUTES

7.1  Right to Rely on Instructions.  DSI may act in reliance upon any
     -----------------------------
instruction, instrument, or signature reasonably believed by DSI to be genuine. DSI may assume that any employee of a party to this Agreement who gives any written notice, request, or instruction has the authority to do so. DSI shall not be responsible for failure to act as a result of causes beyond the reasonable control of DSI.

7.2  Indemnification.  DSI shall be responsible to perform its obligations under
     ---------------
this Agreement and to act in a reasonable and prudent manner with regard to this escrow arrangement. Provided DSI has acted in the manner stated in the preceding sentence, Depositor and Preferred Beneficiary each agree to indemnify, defend and hold harmless DSI from any and all claims, actions, damages, arbitration fees and expenses, costs, attorney's fees and other liabilities incurred by DSI relating in any way to this escrow arrangement.

7.3  Dispute Resolution.  Any dispute relating to or arising from this Agreement
     ------------------
shall be resolved by arbitration under the Commercial Rules of the American Arbitration Association. Unless otherwise agreed by Depositor and Preferred Beneficiary, arbitration will take place in San Diego, California, U.S.A. Any court having jurisdiction over the matter may enter judgment on the award of the arbitrator(s). Service of a petition to confirm the arbitration award may be made by First Class mail or by commercial express mail, to the attorney for the party or, if unrepresented, to the party at the last known business address.

7.4  Controlling Law.  This Agreement is to be governed and construed in
     ---------------
accordance with the laws of the State of California, without regard to its conflict of law provisions.

7.5  Notice of Requested Order.  If any party intends to obtain an order from
     -------------------------
the arbitrator or any court of competent jurisdiction which may direct DSI to take, or refrain from taking any action, that party shall:

     a.   Give DSI at least two business days' prior notice of the hearing;

     b. Include in any such order that, as a precondition to DSI's obligation, DSI be paid in full for any past due fees and be paid for the reasonable value of the services to be rendered pursuant to such order; and

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

     c. Ensure that DSI not be required to deliver the original (as opposed to a copy) of the deposit materials if DSI may need to retain the original in its possession to fulfill any of its other duties.

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

ARTICLE 8  --  GENERAL PROVISIONS

8.1  Entire Agreement.  This Agreement, which includes the Exhibits described
     ----------------
herein, embodies the entire understanding among the parties with respect to its subject matter and supersedes all previous communications, representations or understandings, either oral or written. No amendment or modification of this Agreement shall be valid or binding unless signed by all the parties hereto, except that Exhibit A need not be signed by DSI, Exhibit B need not be signed by Preferred Beneficiary and Exhibit C need not be signed.

8.2  Notices.  All notices, invoices, payments, deposits and other documents and
     -------
communications shall be given to the parties at the addresses specified in the attached Exhibit C. It shall be the responsibility of the parties to notify each other as provided in this Section in the event of a change of address. The parties shall have the right to rely on the last known address of the other parties. Unless otherwise provided in this Agreement, all documents and communications may be delivered by First Class mail.

8.3  Severability.  In the event any provision of this Agreement is found to be
     ------------
invalid, voidable or unenforceable, the parties agree that unless it materially affects the entire intent and purpose of this Agreement, such invalidity, voidability or unenforceability shall affect neither the validity of this Agreement nor the remaining provisions herein, and the provision in question shall be deemed to be replaced with a valid and enforceable provision most closely reflecting the intent and purpose of the original provision.

8.4  Successors.  This Agreement shall be binding upon and shall inure to the
     ----------
benefit of the successors and assigns of the parties. However, DSI shall have no obligation in performing this Agreement to recognize any successor or assign of Depositor or Preferred Beneficiary unless DSI receives clear, authoritative and conclusive written evidence of the change of parties.

Vignette Corporation                   Snap! LLC
Depositor                              Preferred Beneficiary
By: _____________________________      By: ______________________________
Name:____________________________      Name:_____________________________
Title:___________________________      Title:____________________________
Date:____________________________      Date:_____________________________


               Data Securities International, Inc.

               By:_______________________________
               Name:_____________________________
               Title:____________________________
               Date:_____________________________

                                                                       EXHIBIT A

                           MATERIALS TO BE DEPOSITED

                     Account Number ______________________


Depositor represents to Preferred Beneficiary that deposit materials delivered to DSI shall consist of the following:



Vignette Corporation                    Snap! LLC
Depositor                               Preferred Beneficiary

By: ______________________________      By: ______________________________
Name:_____________________________      Name:_____________________________
Title:____________________________      Title:____________________________
Date:_____________________________      Date:_____________________________

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

                                                                       EXHIBIT B

                       DESCRIPTION OF DEPOSIT MATERIALS

Depositor Company Name__________________________________________________________
Account Number__________________________________________________________________

PRODUCT DESCRIPTION:
Product Name________________________ Version____________________________________
Operating System________________________________________________________________
________________________________________________________________________________
Hardware Platform_______________________________________________________________
________________________________________________________________________________

DEPOSIT COPYING INFORMATION:
Hardware required:______________________________________________________________
________________________________________________________________________________
Software required:______________________________________________________________
________________________________________________________________________________

DEPOSIT MATERIAL DESCRIPTION:

Qty       Media Type & Size       Label Description of Each Separate Item
                                  (excluding documentation)
_____     Disk 3.5" or ____
_____     DAT tape ____mm
_____     CD-ROM
_____     Data cartridge tape ____
_____     TK 70 or ____ tape
_____     Magnetic tape ____
_____     Documentation
_____     Other ______________________

I certify for Depositor that the above    DSI has inspected and accepted
described deposit materials have been     the above materials (any exceptions
transmitted to DSI:                       are noted above):

Signature____________________________     Signature_____________________________
Print Name___________________________     Print Name____________________________
Date_________________________________     Date Accepted_________________________
                                          Exhibit B#____________________________

     Send materials to: DSI, 9555 Chesapeake Dr. #200, San Diego, CA 92123

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

                                   EXHIBIT C

                              DESIGNATED CONTACT

                     Account Number ______________________


Notices, deposit material returns and
communications to Depositor                     Invoices to Depositor should be
should be addressed to:                         addressed to:

Company Name:____________________________      _________________________________
Address:_________________________________      _________________________________
        _________________________________      _________________________________
        _________________________________      _________________________________
Designated Contact:______________________      Contact:_________________________
Telephone:_______________________________      _________________________________
Facsimile:_______________________________      _________________________________

Notices and communications to Preferred        Invoices to Preferred Beneficiary
Beneficiary should be addressed to:            should be addressed to:

Company Name:____________________________      _________________________________
Address:_________________________________      _________________________________
        _________________________________      _________________________________
        _________________________________      _________________________________
Designated Contact:______________________      Contact:_________________________
Telephone:_______________________________      _________________________________
Facsimile:_______________________________      _________________________________

Requests from Depositor or Preferred Beneficiary to change the designated contact should be given in writing by the designated contact or an authorized employee of Depositor or Preferred Beneficiary.


Contracts, deposit materials and notices to    Invoice inquiries and fee
DSI should be addressed to:                    remittances to DSI should be
                                               addressed to:

DSI                                            DSI
Contract Administration                        Accounts Receivable
Suite 200                                      Suite 1450
9555 Chesapeake Drive                          425 California Street
San Diego, CA 92123                            San Francisco, CA 94104

Telephone:  (619) 694-1900                     (415) 398-7900
Facsimile:  (619) 694-1919                     (415) 398-7914

Date:_________________________________

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

                                 ATTACHMENT 2
                                 ------------

                             ASSIGNMENT OF PATENTS


          WHEREAS, CNET, Inc., a Delaware corporation (hereinafter referred to as "CNET"), is the sole and rightful owner of all the patents, applications for patents and inventions set forth in Exhibit A hereof (the "Patents"); and

          WHEREAS, Vignette Corporation., a Delaware corporation having it principal place of business at One Far West Plaza, 3410 Far West Boulevard, Suite 300, Austin, Texas 78731 ("Vignette"), desires to acquire said patents, patent applications and inventions;

          NOW, THEREFORE, the parties agree as follows:

1. For good and valuable consideration, the receipt of which is hereby acknowledged, CNET does hereby sell, assign and transfer and set over, unto Vignette, its successors, legal representatives and assigns, CNET's entire right, title and interest in and to any and all applications for patents and any and all patents, as set forth in Exhibit A hereof, and the entire right, title and interest in and to the inventions set forth in said applications and patents and any and all patents in the United States of America and all foreign countries which have been or may be granted, and in and to any and all divisions, continuations, and continuations-in-part of said applications, or reissues, reexaminations, or extensions of said patents, and all rights under the International Convention for the Protection of Industrial Property, said rights to include any and all rights of recovery based on past infringement of any and all said inventions and said patents, the same to be held and enjoyed by Vignette, for its own use and benefit and the use and benefit of its successors, legal representatives and assigns, to the full end of the term or terms for which patents may be granted, and all extensions thereof, as fully and entirely as the same would have been held and enjoyed by CNET, had this assignment not been made.

2. For the same consideration, CNET hereby covenants and agrees to and with Vignette, its successors, legal representatives and assigns, that CNET will, whenever counsel of Vignette, or the counsel of its successor, legal representatives and assigns, shall advise that any proceeding in connection with said invention, said patents or said applications for patents, or any proceeding in connection with patents for said inventions in any country; including interference proceedings, is lawful and desirable, or that any division, continuation or continuation-in-part of any application for patents, or any reissue or extension of any patents, to be obtained thereon, is lawful and desirable, sign all papers and documents, take all lawful oaths, and do all reasonable acts necessary or desirable to be done for the filing, prosecution, assignment, maintenance, enforcement and defense of patents for said inventions, without charge to Vignette, its successors, legal representatives and assigns, but at the cost and expense of Vignette, its successors, legal representatives and assigns.

                                      1/3

4. CNET hereby authorizes and requests the United States Commissioner of Patents and other corresponding officials of other jurisdictions, as appropriate, to record this instrument and to record Vignette as the owner of the Patents.

          IN WITNESS WHEREOF, CNET has caused these present to be duly executed in a manner appropriate thereto as of this 15th day of August, 1998.


                                   C|NET, Inc


                                   By:_________________________________
                                   Name:_______________________________
                                   Title:______________________________

THE STATE OF        (S)
                    (S)
THE COUNTY OF       (S)

          The foregoing instrument was acknowledged before me this _____ day of August, 1998, by ___________________, known by be to be the duly elected or appointed __________________ of C|NET, Inc.

[SEAL]

                                              __________________________________
                                   Notary Public in and for
                                   the State of ______________________


My Commission Expires:

______________________

                                      2/3

                                   EXHIBIT A
                           TO ASSIGNMENT OF PATENTS
                                      BY
                                  CNET, INC.

1. U.S. Patent No. 5,740,430, issued April 14, 1998, "Method and apparatus for server-independent caching of dynamically-generated customized pages".

                                      3/3